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Exhibit 10.7

        STOCK PURCHASE AGREEMENT

BY AND AMONG

AMAZING TECHNOLOGIES CORP.,

HANSON PRINCE PTY. LTD, DOING BUSINESS AS CSERV,

AND THE SHAREHOLDERS OF CSERV

Dated as of June 17, 2005

CONFIDENTIAL EXECUTION COPY

i

6.6	Notification of Certain Matters	19
6.7	Cooperation of Independent Accountants	20
6.8	Employment and Non-Competition Agreements	20
6.9	Contingent Payment Agreements	20
6.10	Director Resignations	20
6.11	Release	20
6.12	Termination of Employment, Contingent Payment and Buyback Arrangements	21
ARTICLE 7. CONDITIONS TO THE PURCHASE AND SALE OF THE SHARES		21
7.1	Conditions to Obligations of the Parties	21
7.2	Conditions to Obligations of Purchaser	21
7.3	Conditions to the Obligations of the Shareholders	22
ARTICLE 8. SURVIVAL OF REPRESENTATIONS AND WARRANTIES		23
8.1	Survival of Representations and Warranties	23
8.2	Indemnification	23
ARTICLE 9. TERMINATION, AMENDMENT AND WAIVER		23
9.1	Termination	23
9.2	Effect of Termination	24
9.3	Amendment	25
9.4	Extension; Waiver	25
ARTICLE 10. GENERAL PROVISIONS		25
10.1	Notices	25
10.2	Interpretation	26
10.3	Counterparts	26
10.4	Entire Agreement; Assignment	26
10.5	Severability	26
10.6	Other Remedies	26
10.7	Governing Law	26
10.8	Rules of Construction	27
10.9	Attorneys' Fees	27

Exhibit A Shareholders and Payments
Exhibit B Consulting Agreement
Exhibit C Consulting Agreement
Exhibit D Cserv Schedules

ii

STOCK PURCHASE AGREEMENT

        This STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of June 14, by and among Amazing Technologies Corp, a Nevada corporation having offices located at 23 Corporate Plaza, Suite 200, Newport Beach, California 92660 ("Purchaser"), Hanson Prince Pty. Ltd. A.C.N. Number 103 806 953, d.b.a. Cserv, an Australian Corporation ("CSERV") and the shareholders of CSERV as listed on Exhibit A hereto (collectively, the "Shareholders" and each, a "Shareholder").

RECITALS

        A.    The Shareholders own, or otherwise will own all of the outstanding capital stock of CSERV (including all options, warrants and other rights to acquire capital stock of CSERV).

        B.    Upon the terms and subject to the conditions hereof, the Shareholders wish to sell to the Purchaser, and the Purchaser wishes to purchase from the Shareholders, all of the outstanding capital stock of CSERV (including all options, warrants and other rights to acquire capital stock of CSERV) for an aggregate purchase price of, and in, and as calculated herein following below, shares of common stock of the Purchaser to be issued and delivered at the Closing.

        C.    As a material inducement for Purchaser to purchase the capital stock of CSERV, certain key employees of CSERV are entering into consulting and non-competition agreements (the "Consulting Agreement") with Purchaser, the executed copies attached hereto as Exhibits B and C, with Purchaser, each of which shall become effective as of the Closing.

        D.    As a material inducement for Purchaser to purchase the capital stock of CSERV, certain stockholders and employees of CSERV are terminating existing employment and contingent payment obligations on the part of CSERV.

        E.    The parties hereto desire to make certain representations, warranties, covenants and other agreements in connection with the transactions contemplated hereby.

        NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

ARTICLE 1.

PURCHASE AND SALE OF THE SECURITIES

        1.1    Purchase and Sale of the Securities.     On the Closing Date and effective as of the Closing (each as defined in Section 1.2 hereof), upon the terms and subject to the conditions of this Agreement, the Shareholders shall sell, convey, assign, transfer and deliver to the Purchaser, and the Purchaser shall purchase from the Shareholders, the securities set forth opposite each such shareholder's name on Exhibit A hereto, in exchange for the total consideration, consisting of the Share Payment (the "Total Consideration"). The Total Consideration shall be payable by the Purchaser to the Shareholders in accordance with the following:

  (a)
  The issuance of restricted common stock of the Purchaser, specifically Securities and Exchange Commission Rule 144 common stock, the number of which shall be calculated as follows:

  (i)
  The "Net Accounting Profit Before Taxation" (as defined by either Generally Accepted Accounting Principles or the Australian Standard of Accounting Practices) of CSERV for the twelve months ending June 30, 2005, multiplied by 4.3, plus A$250,000.00 (which is consideration for the intellectual property developed by CSERV) divided by the closing price of the Purchaser's common stock at 10am US PST on the Closing date. However, such closing price must first be converted to Australian Dollars. The calculated number of shares of Common Stock of the Purchaser shall be delivered at Closing (i.e., the "Share Payment"); and

  (b)
  The Share Payment shall be allocated among Shareholders in accordance with, in proportion to and in the manner set forth on Exhibit A hereto (such allocation being referred to herein as the "Allocation Portion").

        1.2    Closing.     Subject to the satisfaction or waiver of the conditions set forth in Article 7 hereof, the consummation of the transactions contemplated hereby pursuant to the terms and provisions hereof (the "Closing") shall take place at the offices of Amazing Technologies Corp, 23 Corporate Plaza, Newport Beach, California 92660, at 10:00 a.m. local California time, no later than the second business day after satisfaction or waiver of the conditions set forth in Article 7 hereof, or at such other place, time and date as shall be mutually agreed upon in writing by the parties hereto. The date upon which the Closing shall actually occur shall be referred to herein as the "Closing Date."

          1.2.1    Closing documentation shall be approved by the Shareholders' appointed solicitors to ensure compliance with Australian Taxation Office "scrip for scrip" requirements before the transaction is finalized.

        1.3    Closing Deliveries.

  (a)
  At the Closing, upon the terms and subject to the conditions set forth herein, Shareholders shall jointly deliver each of the following:

  (i)
  Certificates representing all of the outstanding capital stock of CSERV (including all original instruments evidencing outstanding options, warrants or other rights to acquire capital stock of CSERV);

  (ii)
  Duly and validly executed Consulting Agreement from JAROLUIN PTY LTD and MUSHROOM SYSTEMS INTERNATIONAL PTY LTD copies of which are attached hereto as Exhibits B and C and made a part hereof.

  (b)
  The Purchaser shall deliver:

  (i)
  Stock certificates representing the Share Payment, registered in the names designated by the Shareholders, which stock certificates shall carry the legend set forth in Section 6.1(a) hereof.

        1.4    Further Assurances.     On and after the Closing, upon the reasonable request of any of the other parties hereto, the parties hereto shall prepare, execute and deliver such other and further agreements, instruments, certificates, and other documents, and take, do and perform such other and further actions, as may be necessary or appropriate in order to effectuate completely the purposes and intent of this Agreement and to fully consummate the transactions contemplated hereby.

ARTICLE 2.

REPRESENTATIONS AND WARRANTIES OF CSERV AND THE SHAREHOLDERS

        As of the date hereof and as of the Closing Date, CSERV and each of the Shareholders represents and warrants to Purchaser, subject to the exceptions specifically disclosed in writing in the disclosure letter and referencing a specific representation (unless it would be clearly apparent to a reasonable person that the disclosure would be relevant to another representation) supplied by CSERV and the Shareholders to Purchaser dated as of the date hereof and certified by a duly authorized officer of CSERV and each of the Shareholders (the "CSERV Schedules"), as follows:

        2.1    Organization of CSERV.

  (a)
  Except as disclosed in Part 2.1(a) of the CSERV Schedules, CSERV has no subsidiaries and CSERV owns no capital stock of, or any equity interest of any nature in, any other entity. CSERV has not agreed and is not obligated to make, nor bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, as in effect as of the date hereof or as may hereinafter be in effect ("Contract") under which Contract it may become obligated to make any future investment in or capital contribution to any other entity. CSERV has not, at any time, been a general partner of any general partnership, limited partnership or other entity. When used herein, as applicable "CSERV" refers to CSERV, its subsidiaries and predecessor entities.

  (b)
  CSERV is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound.

  (c)
  CSERV is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification and where the failure to so qualify would have a Material Adverse Effect (as defined below) on CSERV. With respect to any entity, "Material Adverse Effect" shall mean any change, event or effect that is materially adverse to the consolidated business, assets (including intangible assets), financial condition or results of operations of such entity.

  (d)
  CSERV has delivered or made available to Purchaser a true and correct copy of the Articles of Incorporation and Bylaws of CSERV, each as amended to date (collectively, the "CSERV Charter Documents"), and each such instrument is in full force and effect. CSERV is not in violation of any of the provisions of the CSERV Charter Documents.

  (e)
  There are no proposed or considered amendments to CSERV Charter Documents.

        2.2    CSERV Capital Structure.

  (a)
  The authorized capital stock of CSERV consists of:100 shares of CSERV Common Stock, of which 100 shares are outstanding as of the date of this Agreement. The CSERV Common Stock, together with any other capital stock (including any options, warrants or other rights to acquire CSERV capital stock), shall herein be referred to as the "CSERV Capital Stock". All of the outstanding shares of CSERV Capital Stock have been duly authorized and validly issued, and are fully paid and nonassessable. As of the date of this Agreement, there are no shares of CSERV Capital Stock held in treasury by CSERV. Part 2.2(a) of the CSERV Schedules contains a true, correct and complete list of the persons and entities who are record holders of any issued and outstanding shares of CSERV Capital Stock, the respective number of shares, and the class or series, of CSERV Capital Stock held by each such person or entity, as of the date hereof and as of the Closing. There are no declared or accrued and unpaid dividends payable in respect of any shares of CSERV Capital Stock.

  (b)
  All outstanding shares of CSERV Capital Stock have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements (as defined below) and (ii) all requirements set forth in applicable Contracts. For the purposes of this Agreement, "Legal Requirements" means any Australian, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (as defined below).

        2.3    Obligations With Respect to Capital Stock.     Except as set forth in Section 2.2(a) hereof, there are no equity securities, partnership interests or similar ownership interests of any class of any CSERV equity security, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except for securities CSERV owns free and clear of all claims and Encumbrances, as of the date of this Agreement, there are no equity securities, partnership interests or similar ownership interests of any class of equity security of any subsidiary of CSERV, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. For the purposes of this Agreement, "Encumbrances" means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, trust, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset). There are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which CSERV is a party or by which it is bound obligating CSERV to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of CSERV or obligating CSERV to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. As of the date of this Agreement, there are no registration rights and there is no voting trust, proxy, rights plan, antitakeover plan or other agreement or understanding to which CSERV is a party or by which it is bound with respect to any equity security of any class of CSERV.

        2.4    Authority; Non-Contravention.

  (a)
  CSERV has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of CSERV. This Agreement has been duly executed and delivered by CSERV and, assuming due execution and delivery by the other parties hereto, constitutes a valid and binding obligation of CSERV, enforceable against CSERV in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity in the United States or Australia. The execution and delivery of this Agreement by CSERV does not, and the performance of this Agreement by CSERV will not, (i) conflict with or violate the CSERV Charter Documents, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to CSERV or by which CSERV or any of its respective properties is bound or affected, subject to compliance with the requirements set forth in Section 2.4(b) below or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or impair CSERV's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a material lien or Encumbrance on any of the material properties or assets of CSERV or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, concession, or other instrument or obligation to which CSERV or any of its subsidiaries is a party or by which CSERV or any of its subsidiaries or its or any of their respective assets are bound or affected. Part 2.4(a) of the CSERV Schedules lists all consents, waivers and approvals under any of CSERV's or any of its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby, which, if individually or in the aggregate not obtained, would result in a material loss of benefits to CSERV or the Purchaser.

  (b)
  No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality, foreign or domestic ("Governmental Entity"), is required to be obtained or made by CSERV in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for (i) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable United States or Australian federal, foreign and state securities (or related) laws, and the securities or antitrust laws of any foreign country, and (ii) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not be material to Purchaser or CSERV or have a material adverse effect on the ability of the parties hereto to consummate the transactions contemplated hereby.

        2.5    Taxes.

  (a)
  Definition of Taxes.    For the purposes of this Agreement, "Tax" or "Taxes" refers to any and all Australian or United States federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

  (b)
  Tax Returns and Audits

  (i)
  CSERV has timely filed all Australian returns, estimates, information statements and reports ("Returns") relating to Taxes required to be filed by CSERV with any Tax authority. CSERV has paid all Taxes shown to be due on such Returns.

  (ii)
  CSERV as of the Closing will have withheld and remitted on a timely basis to the appropriate authority all income taxes.

  (iii)
  CSERV has not been delinquent in the payment of any Tax nor is there any material Tax deficiency outstanding, proposed or assessed against CSERV, nor has CSERV executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any material Tax.

  (iv)
  No audit or other examination of any Return of CSERV by any Tax authority is presently in progress, nor has CSERV been notified of any request for such an audit or other examination.

  (v)
  No adjustment relating to any Returns filed by CSERV has been proposed in writing formally or informally by any Tax authority to CSERV or any of its representatives.

  (vi)
  CSERV is not a party to or has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement.

        2.6    Title to Properties; Absence of Liens and Encumbrances.

  (a)
  CSERV has informed the Purchaser in writing of all real property leases to which CSERV is a party as of the date of this Agreement and each amendment thereto that is in effect as of the date of this Agreement. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) that would give rise to a material claim. Other than the leaseholds created under the real property leases identified by CSERV in writing, CSERV owns no interest in real property.

  (b)
  CSERV has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any liens, pledges, charges, claims, security interests or other encumbrances of any sort ("Liens") and except for liens for taxes not yet due and payable, statutory liens and such Liens or other imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

        2.7    Intellectual Property.     For the purposes of this Agreement, the following terms have the following definitions:

          "Intellectual Property" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all Australian, United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names,logos, URLs, common law trademarks and service marks, trademark and service mark registrations and applications therefore throughout the world; (vi) all databases and data collections and all rights therein throughout the world; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world and (viii) any similar or equivalent rights to any of the foregoing anywhere in the world.

          "CSERV Intellectual Property" shall mean any Intellectual Property that is owned by, or exclusively licensed to, CSERV.

          "Registered Intellectual Property" means all United States, international and foreign: (i) patents and patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; and (iv) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority.

          "CSERV Registered Intellectual Property" means all of the Registered Intellectual Property owned by, or filed in the name of, CSERV.

  (a)
  No material CSERV Intellectual Property or product or service of CSERV is subject to any proceeding or outstanding decree, order, judgment, agreement or stipulation restricting in any manner the use, transfer, or licensing thereof by CSERV, or which may affect the validity, use or enforceability of such CSERV Intellectual Property.

  (b)
  Part 2.7(b) of the CSERV Schedules is a complete and accurate list of all CSERV Registered Intellectual Property as of the date hereof and specifies, where applicable, the jurisdictions in which each such item of CSERV Registered Intellectual Property has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers. Each material item of CSERV Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Registered Intellectual Property have been made and all necessary documents, recordations and certificates currently due in connection with such Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property.

  (c)
  CSERV owns and has good and exclusive title to, or has license (sufficient for the conduct of its business as currently conducted and as currently proposed to be conducted) to, each item of CSERV Intellectual Property or other material Intellectual Property used by CSERV free and clear of any lien or encumbrance (excluding licenses and related restrictions); and CSERV is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of CSERV, including the sale of any products or the provision of any services by CSERV, within the scope of CSERV's use of such trademarks and trade names.

  (d)
  CSERV owns exclusively, and has good title to, all copyrighted works that are CSERV products or which CSERV otherwise expressly purports to own.

  (e)
  To the extent that any material Intellectual Property has been developed or created by a third party for CSERV, CSERV has a written agreement with such third party with respect thereto and CSERV thereby either (i) has obtained ownership of, and is the exclusive owner of or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted and as currently proposed to be conducted) to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment, to the fullest extent it is legally possible to do so.

  (f)
  CSERV has not transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was material to CSERV Intellectual Property, to any third party.

  (g)
  The CSERV Schedules list all material contracts, licenses and agreements to which CSERV is a party as of the date hereof (i) with respect to CSERV Intellectual Property licensed or transferred to any third party (other than end-user licenses in the ordinary course); or (ii) pursuant to which a third party has licensed or transferred any material Intellectual Property to CSERV. All material contracts, licenses and agreements relating to CSERV Intellectual Property are in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination or suspension of such contracts, licenses and agreements. CSERV is in material compliance with, and has not materially breached any term of any of such contracts, licenses and agreements and, to the knowledge of CSERV, all other parties to such contracts, licenses and agreements are in compliance with, and have not materially breached any term of, such contracts, licenses and agreements. Following the Closing Date, the CSERV will be permitted to exercise all of CSERV's rights under such contracts, licenses and agreements to the same extent CSERV would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which CSERV would otherwise be required to pay.

  (h)
  The operation of the business of CSERV, including CSERV's design, development, manufacture, marketing and sale of the products or services of CSERV (including products and services currently under development) has not, does not and will not infringe or misappropriate the Intellectual Property of any third party in any respect adverse to such party or constitute unfair competition or trade practices under the laws of any jurisdiction.

  (i)
  CSERV has not received notice from any third party that the operation of the business of CSERV or any act, product or service of CSERV, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

  (j)
  To the knowledge of CSERV, no person has or is infringing or misappropriating, in any respect materially adverse to CSERV, any CSERV Intellectual Property.

  (k)
  CSERV has taken reasonable steps to protect CSERV's rights in CSERV's confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to CSERV, and, without limiting the foregoing, CSERV has and enforces a policy requiring each employee and software and/or web development contractor (and the like) to execute a proprietary information/confidentiality agreement and all current employees (including leased employees from), software and/or web development contractors (and the like) of CSERV have executed such an agreement. CSERV has attached and incorporated herein by this reference a list of individuals, employees, independent contractors and consultants who have signed and executed confidentiality agreements with CSERV in CSERV Schedule 2.7(k). Furthermore, as part of its due diligence CSERV has and will provide Purchaser with copies of any, all, contracts and agreements with individuals, employees, independent contractors and consultants who have signed and executed confidentiality agreements with CSERV.

        2.8    Compliance; Permits; Restrictions.     CSERV is not in any material respect in conflict with, or in default or in violation of (i) any law, rule, regulation, order, judgment or decree applicable to CSERV or by which CSERV or any of its respective properties is bound or affected or (ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which CSERV is a party or by which CSERV or any of its respective properties is bound or affected, except for conflicts, violations and defaults that (individually or in the aggregate) would not cause CSERV to lose any material benefit or incur any material liability. To CSERV's knowledge, no investigation or review by any Governmental Entity is pending or has been threatened against CSERV, nor, to CSERV's knowledge, has any Governmental Entity indicated an intention to conduct an investigation of CSERV. There is no material agreement, judgment, injunction, order or decree binding upon CSERV which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of CSERV or Purchaser, any acquisition of material property by CSERV or the conduct of business by CSERV as currently conducted.

  (a)
  CSERV holds, to the extent legally required, all permits, licenses, variances, exemptions, orders and approvals from Governmental Entities that are material to and required for the operation of the business of CSERV as currently conducted (collectively, the "CSERV Permits"). CSERV is in compliance in all material respects with the terms of the CSERV Permits, except where the failure to be in compliance with the terms of the CSERV Permits would not be material to CSERV or Purchaser.

  (b)
  There is no agreement (non-compete or otherwise), commitment, judgment, injunction, order or decree to which CSERV is a party or otherwise binding upon CSERV which has, or may have the effect of, prohibiting or impairing any business practice of CSERV, any acquisition of property or assets (whether tangible or intangible) by CSERV, the conduct of business by CSERV in any manner or otherwise limiting the freedom of CSERV to engage in any line of business or compete with any person. CSERV has not entered into any agreement, understanding or other arrangement under which CSERV is prohibited or restricted in any manner from selling, licensing or otherwise distributing any technology or products to, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market.

        2.9    Litigation.     There are no claims, suits, actions or proceedings pending or, to the knowledge of CSERV, threatened against, relating to or affecting CSERV, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which would reasonably be expected, either singularly or in the aggregate with all such claims, suits, actions or proceedings, to be material and adverse to CSERV. No Governmental Entity has at any time challenged or questioned in a writing delivered to CSERV the legal right of CSERV to design, manufacture, offer or sell any of its products or services in the present manner or style thereof. As of the date hereof, to the knowledge of CSERV, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that would reasonably be expected to, cause or provide a bona fide basis for a director or executive officer of CSERV to seek indemnification from CSERV.

        2.10    Brokers' and Finders' Fees.     CSERV has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

        2.11    Employee Benefit Plans.

  (a)
  Effect of Transaction.    The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any CSERV Employee Plan or Employee Agreement that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

  (b)
  Employment Matters.    CSERV: (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any material payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, threatened or reasonably anticipated claims or actions against CSERV under any worker's compensation policy or long-term disability policy. To CSERV's knowledge, no employee of CSERV has violated any employment contract, nondisclosure agreement or noncompetition agreement by which such employee is bound due to such employee being employed by CSERV and disclosing to CSERV or using trade secrets or proprietary information of any other person or entity.

  (c)
  Labor.    To the knowledge of CSERV, no work stoppage or labor strike against CSERV is pending, threatened or reasonably anticipated. CSERV has no knowledge of any activities or proceedings of any labor union to organize any Employees. To the knowledge of CSERV, there are no actions, suits, claims, labor disputes or grievances pending, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to CSERV. CSERV has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act. CSERV is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by CSERV.

  (d)
  International Employee Plan.    CSERV does not now, nor has it ever had the obligation to, maintain, establish, sponsor, participate in, or contribute to any International Employee Plan.

        2.12    Agreements, Contracts and Commitments.     Except as otherwise set forth in Part 2.12 of the CSERV Schedules, as of the date hereof CSERV is not a party to or bound by:

  (a)
  any employment or consulting agreement, contract or commitment currently in force with any employee, officer or member of CSERV's Board of Directors, other than those that are terminable by CSERV or any of its subsidiaries on no more than thirty (30) days' notice without liability or financial obligation, except to the extent general principles of wrongful termination law may limit CSERV's ability to terminate employees at will;

  (b)
  any agreement of indemnification or any guaranty by CSERV currently in force other than any agreement of indemnification entered into in connection with the sale or license of software products in the ordinary course of business;

  (c)
  any agreement, contract or commitment containing any covenant currently in force limiting in any respect the right of CSERV to engage in any line of business or to compete with any person or granting any exclusive distribution rights;

  (d)
  any agreement, contract or commitment currently in force relating to the disposition or acquisition by CSERV after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which CSERV has any material ownership interest in any corporation, partnership, joint venture or other business enterprise other than CSERV's subsidiaries;

  (e)
  any joint marketing or development agreement currently in force under which CSERV or any of its subsidiaries have continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of ninety (90) days or less, or any material agreement pursuant to which CSERV has continuing material obligations to jointly develop any intellectual property that will not be owned, in whole or in part, by CSERV and which may not be canceled without penalty upon notice of ninety (90) days or less;

  (f)
  any agreement, contract or commitment currently in force to provide source code to any third party for any product or technology that is material to CSERV;

  (g)
  any agreement or plan currently in force, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

  (h)
  any agreement, contract or commitment currently in force to sell or distribute any CSERV products, service or technology except agreements with distributors or sales representatives in the normal course of business cancelable without penalty upon notice of ninety (90) days or less and substantially in the form previously provided or made available to Purchaser;

  (i)
  any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments currently in force relating to the borrowing of money or extension of credit;

  (j)
  any settlement agreement entered into within two (2) years prior to the date of this Agreement; or

  (k)
  any other agreement, contract or commitment that has a value of A$25,000 or more individually, excluding payments to Clear Objective Pty. Ltd. for license fees.

  (l)
  Neither CSERV, nor to CSERV's knowledge any other party to a material Contract, is in breach, violation or default under, and CSERV has not received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any material Contract to which CSERV is bound, in such a manner as would permit any other party to cancel or terminate any such material Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate).

        2.13    Insurance.     CSERV maintains insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of CSERV (collectively, the "Insurance Policies") which are set forth on Part 2.13 of the CSERV Schedules. There is no material claim by CSERV pending under any of the material Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.

        2.14    Contingent Payment Arrangements.     Following the Closing, neither Purchaser nor CSERV will have any obligation to make any payments to any individual or entity based upon the financial performance of CSERV.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES OF EACH SHAREHOLDER

        As of the date hereof and as of the Closing Date, each of the Shareholders further represents and warrants to Purchaser, as follows:

        3.1    Ownership of Shares.     As of the date hereof, such Shareholder is the sole record and beneficial owner of the shares of CSERV Capital Stock designated as being owned by such Shareholder opposite such Shareholder's name in Part 2.2(a) of the CSERV Schedules. As of the Closing, such Shareholder will be the sole record and beneficial owner of the shares of CSERV Capital Stock designated as being owned by such Shareholder opposite such Shareholder's name in Part 2.2(a) of the CSERV Schedules. Such shares are not subject to any Encumbrances and will not become subject to any Encumbrances upon transfer to the Purchaser, and such Shareholder has not granted any rights to purchase such shares to any other person or entity. Such Shareholder has the sole right to transfer such shares to Purchaser. Such shares constitute all of the CSERV Capital Stock owned by such Shareholder, and such Shareholder has no options, warrants or other rights to acquire CSERV Capital Stock. Upon the Closing, Purchaser will receive good title to such shares, subject to no Encumbrances retained, granted or permitted by such stockholder or CSERV. Such Shareholder has not engaged in any sale or other transfer of any CSERV Capital Stock in contemplation of the transactions contemplated by this Agreement.

        3.2    Authority; Non-Contravention.

  (a)
  Such Shareholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Shareholder. This Agreement has been duly executed and delivered by such Shareholder and, assuming due execution and delivery by other parties hereto, constitutes a valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement by such Shareholder does not, and the performance of this Agreement by such Shareholder will not, (i) if applicable, conflict with the organizational documents of such Shareholder, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to such Shareholder or by which Shareholder or, if applicable, any of its respective properties is bound or affected, subject to compliance with the requirements set forth in Section 3.2(b) below.

  (b)
  No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity, is required to be obtained or made by such Shareholder in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related) laws, and the securities or antitrust laws of any foreign country, and (ii) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not be material to Purchaser or CSERV or have a material adverse effect on the ability of the parties hereto to consummate the transactions contemplated by the Agreement.

        3.3    Investment Representations.

  (a)
  Shareholder is aware of the Purchaser's business affairs and financial condition and has acquired sufficient information about the Purchaser to reach an informed and knowledgeable decision to acquire the securities. Shareholder is purchasing such Shareholder's allocation of the Share Payment for investment for his own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

  (b)
  Shareholder understands that the shares constituting the Share Payment have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of his investment intent and other representations as expressed herein.

  (c)
  Shareholder further acknowledges and understands that the Shareholder's portion of the shares constituting the Share Payment must be held relative to the terms and conditions of Rule 144 by the Securities and Exchange Commission (the "SEC") unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Shareholder understands that the certificate evidencing such Shareholder's portion of the Share Payment will be imprinted with a legend which prohibits the transfer of the securities unless they are registered or such registration is not required in the opinion of counsel for the Purchaser. Shareholder further acknowledges that the Purchaser is under no obligation to register the shares constituting the Share Payment.

  (d)
  Shareholder is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act or Shareholder, by reason of Shareholder's business or financial experience has the capacity to protect Shareholder's own interests in connection with the receipt of the shares constituting the Share Payment.

  (e)
  Shareholder is aware of the adoption of Rule 144 by the Securities and Exchange Commission (the "SEC"), promulgated under the Securities Act, which permits limited public resale of securities acquired in a non-public offering subject to the satisfaction of certain conditions set forth therein, including, among other things, a one-year holding period, the availability of certain public information about the issuer, the requirement that the sale be effect through a "broker's transaction" or in transactions directly with a "market maker" (as defined in Rule 144) and the number of shares being sold in any three-month period not exceeding specific limitations.

  (f)
  Shareholder further acknowledges that in the event all of the requirements of Rule 144 are not met, some other registration exemption will be required; and that although Rule 144 is not exclusive, the staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and other than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

  (g)
  The Shareholder understands that Shareholder (and not the Purchaser) shall be responsible for his own federal, state, local or foreign tax liability and any of his other tax consequences that may arise as a result of the transactions contemplated by this Agreement. Shareholder shall rely solely on the determinations of his tax advisors or his own determinations, and not on any statements or representations by the Purchaser or any of its agents, with regard to all such tax matters.

  (h)
  Shareholder understands that the transfer of the Shares has not been qualified with the Commissioner of Corporations of the State of California and the issuance of such securities or the payment or receipt of any part of the consideration therefore prior to such qualification is unlawful unless the sale of securities is exempt from qualification by the California Corporations Code.

ARTICLE 4.

REPRESENTATIONS AND WARRANTIES OF PURCHASER

        As of the date hereof and as of the Closing Date, Purchaser represents and warrants to each Shareholder, subject to the exceptions specifically disclosed in writing in the disclosure letter and referencing a specific representation (unless it would be clearly apparent to a reasonable person that the disclosure would be relevant to another representation) supplied by Purchaser to each of the Shareholders dated as of the date hereof and certified by a duly authorized officer of Purchaser (the "Purchaser Schedules"), as follows:

        4.1    Authority; Non-Contravention.

  (a)
  Purchaser has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and assuming execution and delivery by the other parties hereto constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement by Purchaser does not, and the performance of this Agreement by Purchaser will not, (i) conflict with the Purchaser Charter Documents (as defined below), (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Purchaser or any of its subsidiaries or by which Purchaser or any of its subsidiaries or any of their respective properties are bound or affected, subject to compliance with the requirements set forth in Section 4.1(b) below or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or impair Purchaser's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of lien or Encumbrance on any of the properties or assets of Purchaser or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, concession, or other instrument or obligation to which Purchaser or any of its subsidiaries is a party or by which Purchaser or any of its subsidiaries or its or any of their respective assets are bound or affected, any of which would result in a Material Adverse Effect on Purchaser. Part 4.1(a) of the Purchaser Schedules lists all consents, waivers and approvals under any of Purchaser's or any of its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby, which, if individually or in the aggregate not obtained, would result in a material loss of benefits to the Purchase.

  (b)
  No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity, is required to be obtained or made by Purchaser or any of its subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for (i) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related) laws, the HSR Act and the securities or antitrust laws of any foreign country and (ii) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not be material to Purchaser or have a material adverse effect on the ability of the parties hereto to consummate the transactions contemplated by this Agreement.

        4.2    Organization of Purchaser.

  (a)
  Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all material Contracts by which it is bound.

  (b)
  Purchaser is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification and where the failure to so qualify would have a Material Adverse Effect on Purchaser.

  (c)
  Purchaser has delivered or made available to CSERV a true and correct copy of the Certificate of Incorporation and Bylaws of Purchaser, each as amended to date (collectively, the "Purchaser Charter Documents"), and each such instrument is in full force and effect. Purchaser is not in violation of any of the provisions of the Purchaser Charter Documents.

        4.3    Purchaser SEC Filings; Financial Statements.

  (a)
  Purchaser has filed all forms, reports and documents required to be filed with the SEC. All such required forms, reports and documents (including those that Purchaser may file subsequent to the date hereof) are referred to herein as the "Purchaser SEC Reports"). As of their respective dates (or, if amended, as of the respective dates of such amendments), Purchaser SEC Reports (i) complied as to form in all material respects with the requirements of the Securities Act, or the Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC thereunder applicable to such Purchaser SEC Reports and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Purchaser's subsidiaries is required to file any forms, reports or other documents with the SEC.

  (b)
  Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in Purchaser SEC Reports (the "Purchaser Financials") (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented the consolidated financial position of Purchaser and its subsidiaries as at the respective dates thereof and the consolidated results of Purchaser's operations and cash flows for the periods indicated, except that unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments which would not have a Material Adverse Effect on Purchaser.

        4.4    No Material Adverse Change.     Since June 14, 2005, there has not been a Material Adverse Effect on Purchaser.

        4.5    Brokers' and Finders' Fees.     Neither Purchaser nor its subsidiaries have incurred, nor will they incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

        4.6    Corporate Approvals.     The Board of Directors of Purchaser has, as of the date of this Agreement, approved this Agreement and the transactions contemplated hereby. To the extent necessary, as of the Closing, the Stockholders of the Purchaser will have approved this Agreement and the transactions contemplated hereby.

        4.7    Share Issuance.     The shares representing the Share Payment when delivered will be duly authorized, fully paid and non-assessable.

ARTICLE 5.

CONDUCT PRIOR TO THE CLOSING DATE

        5.1    Conduct of Business of CSERV.     During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, CSERV agrees to, and the Shareholders agree to cause CSERV to, carry on CSERV's business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay the debts and Taxes of CSERV when due, to pay or perform other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practice and policies to preserve intact CSERV's present business organization, keep available the services of CSERV's present officers and employees and preserve CSERV's relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it, all with the goal of preserving unimpaired CSERV's goodwill and ongoing business at the Closing. Except as expressly contemplated by Part 5.1(a) of the CSERV Schedules or as otherwise expressly provided in this Agreement, CSERV shall not, and the Shareholders shall cause CSERV to not, without the prior written consent of Purchaser:

  (a)
  other than performing the Contracts listed in the CSERV Schedules in accordance with their terms existing on the date hereof, make any expenditure or enter into any transaction exceeding A$25,000 or any commitment or transaction of the type described in Section 2.12 hereof, except in the case of License fee payments to Clear Objective Pty. Ltd.;

  (b)
  sell, license or transfer to any person or entity of any rights to any CSERV Intellectual Property or enter into any agreement with respect to the CSERV Intellectual Property with any person or entity other than in the ordinary course of business consistent with past practice;

  (c)
  amend or change its Articles of Incorporation or Bylaws;

  (d)
  revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice;

  (e)
  issue, sell, grant, contract to issue, grant or sell, or authorize the issuance, delivery, sale or purchase of any shares of CSERV Capital Stock or securities convertible into, or exercisable or exchangeable for, shares of CSERV Capital Stock, or any securities, warrants, options or rights to purchase any of the foregoing;

  (f)
  declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any CSERV Capital Stock, or split, combine or reclassify any shares of CSERV Capital Stock, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of CSERV Capital Stock, or repurchase, redeem, or otherwise acquire, directly or indirectly, any shares of CSERV Capital Stock (or options, warrants or other rights convertible into, exercisable or exchangeable therefor);

  (g)
  grant any severance or termination pay (i) to any director or officer or (ii) to any employee, or increase in the salary or other compensation payable or to become payable by CSERV to any of its officers, directors, employees or advisors, or declare, pay or make any commitment or obligation of any kind for the payment by CSERV of a bonus or other additional salary or compensation to any such person, or adopt or amend any employee benefit plan or enter into any employment contract other than in the ordinary course of business consistent with past practice;

  (h)
  sell, lease, license or otherwise dispose of any of the assets or properties of CSERV which are not Intellectual Property other than in the ordinary course of business and consistent with past practices, including but not limited to the performance of obligations under contractual arrangements existing as of the date hereof set forth on the CSERV Schedules, or create any security interest in such assets or properties;

  (i)
  grant any loan to any person or entity except for accounts receivable in the ordinary course of business consistent with past practice, incur any indebtedness or guarantee any indebtedness except for accounts payable incurred in the ordinary course of business consistent with past practice, issue or sell any debt securities, guarantee any debt securities of others, purchase any debt securities of others or amend the terms of any outstanding agreements related to borrowed money, except for advances to employees for travel and business expenses in the ordinary course of business consistent with past practice;

  (j)
  amend in any material respect or otherwise modify (or agree to do so), or violate the terms of any of the Contracts set forth or described in the CSERV Schedules or enter into any material Contract except in the ordinary course of business consistent with past practice;

  (k)
  commence or settle any litigation;

  (l)
  acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities or, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to CSERV's businesses;

  (m)
  pay, discharge or satisfy, in an amount in excess of A$25,000 (in any one case) or A$50,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of liabilities in the ordinary course of business and in a manner consistent with past practice;

  (n)
  make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

  (o)
  terminate any employees other than for cause or encourage any employees to resign from CSERV;

  (p)
  enter into any contract, purchase order or other agreement pursuant to which CSERV would be required to book any amounts due thereunder as deferred revenue; or

  (q)
  take or agree in writing or otherwise to take any of the actions described in the preceding clauses (a) through (p) of this Section 5.1 or any other action that would prevent CSERV from performing or cause CSERV not to perform its covenants hereunder.

        5.2    Exclusivity.     Until the earlier of (i) the Closing or (ii) the date of termination of this Agreement pursuant to the provisions of Section 9.1 hereof, CSERV and the Shareholders, jointly and severally, agree that they shall not (nor shall they permit any of their respective officers, directors, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Purchaser and its designees: (a) solicit, encourage, initiate or participate in any inquiry, negotiations or discussions or enter into any agreement with respect to any offer or proposal to acquire any portion of CSERV's business and properties or any shares of CSERV Capital Stock (whether or not outstanding) whether by merger, purchase of assets, tender offer or otherwise, or effect any such transaction, (b) disclose any information not customarily disclosed to such person concerning CSERV's business, technologies, or properties, or afford to any person or entity access to its properties, technologies, books or records, not customarily afforded such access, (c) assist or cooperate with any person to make any proposal to purchase all or any part of the CSERV Capital Stock or CSERV's assets or (d) solicit, negotiate or enter into any agreement with any person providing for the acquisition of CSERV (whether by way of merger, purchase of assets, tender offer or otherwise). In the event CSERV or any Shareholder shall receive, prior to the Closing or the termination of this Agreement, any offer or proposal, directly or indirectly, of the type referred to in clause (a) or (c) above, or any request for disclosure or access pursuant to clause (b) above, CSERV and the Shareholders shall immediately inform Purchaser as to any such offer or proposal, including information as to the identity of the offeror or the party making such offer or proposal and the specific terms of such offer or proposal, as the case may be. The parties hereto agree that irreparable damage would occur in the event that the provisions of this Section 5.2 were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by CSERV and the Shareholders that Purchaser shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Section 5.2 and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Purchaser may be entitled at law or in equity. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 5.2 by any officer, director or employee of CSERV or a Shareholder or any investment banker, attorney or other advisor or representative of CSERV or a Shareholder shall be deemed to be a breach of this Section 5.2.

ARTICLE 6.

ADDITIONAL AGREEMENTS

        6.1    Restrictions on Transfer

  (a)
  All certificates representing Common Stock of Purchaser and deliverable to any Shareholder pursuant to this Agreement and any certificates subsequently issued with respect thereto or in substitution therefor (including any shares issued or issuable in respect of any such shares upon any stock split, stock dividend, recapitalization, conversion or similar event) shall be stamped or otherwise imprinted with legends in the following form:

            THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A LEGAL OPINION IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE, THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933.

            THE TRANSFER RESTRICTIONS APPLICABLE TO THESE SHARES ARE BINDING ON TRANSFEREES OF THESE SHARES.

  (b)
  The shares comprising the Share Payment will not be registered under the Securities Act.

  (c)
  No Shareholder shall be permitted to sell or otherwise dispose of any of the shares comprising the Share Payment pursuant to this Agreement, unless the resale of such shares has been registered under the Securities Act by the Purchaser or Purchaser receives an unqualified written opinion of counsel reasonably acceptable to it stating that the proposed transfer of such shares may be effected without registration under the Securities Act.

  (d)
  Purchaser shall be entitled to impose "stop-transfer" orders with the transfer agent for its Common Stock to enforce the provisions of this Section 6.1.

  (e)
  Each Shareholder agrees not to sell or otherwise transfer or dispose of any shares of Purchaser Common Stock deliverable to pursuant to this Agreement unless the transferee agrees to be bound by the restrictions of this Section 6.1.

        6.2    Access to Information.     Prior to closing, CSERV shall afford, and the Shareholders shall cause CSERV to afford, Purchaser and its accountants, counsel and other representatives reasonable access, including an audit, during normal business hours during the period prior to the Closing to (a) all of CSERV's properties, books, contracts, commitments and records, (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of CSERV and (c) all key employees of CSERV. CSERV agrees, and the Shareholders shall cause CSERV, to provide to Purchaser and its accountants, counsel and other representatives copies of internal financial statements promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 6.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the transactions contemplated by this Agreement.

        6.3    Expenses.     Whether or not the transactions are consummated, all fees and expenses incurred in connection with the transactions contemplated hereby including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party hereto in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby or thereby, shall be the obligation of the respective party incurring such fees and expenses.

        6.4    Consents.     CSERV shall use commercially reasonable efforts, and the Shareholders shall use commercially reasonable efforts to cause CSERV, to obtain the consents, waivers and approvals under any of the Contracts required in connection with the transactions contemplated hereby, including all such consents, waivers and approvals set forth in CSERV Schedules, so as to preserve all rights of, and benefits to, Purchaser thereunder.

        6.5    Reasonable Efforts.     Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings (including any filings or registrations necessary to perfect Purchaser's ownership of any CSERV Registered Intellectual Property after the Closing) and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

        6.6    Notification of Certain Matters.     CSERV and the Shareholders shall give prompt notice to Purchaser of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which would cause any representation or warranty of CSERV or the Shareholders contained in this Agreement to be untrue or inaccurate, such that the condition set forth in Section 7.2(a) would not be satisfied and (ii) any failure of CSERV or the Shareholders, as the case may be, to comply with or satisfy in all material respects any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.10 shall not limit or otherwise affect any remedies available to the party receiving such notice. No disclosure by CSERV pursuant to this Section 6.6 shall be deemed to amend or supplement the CSERV Schedules or prevent or cure any misrepresentation, breach of warranty or breach of covenant. Purchaser shall give prompt notice to CSERV and the Shareholders of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of would cause any representation or warranty of Purchaser contained in this Agreement to be untrue or inaccurate, such that the condition set forth in

Section 7.3(a) would not be satisfied and (ii) any failure of Purchaser to comply with or satisfy in all material respects any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.6 shall not limit or otherwise affect any remedies available to the party receiving such notice. No disclosure by Purchaser pursuant to this Section 6.6 shall be deemed to amend or supplement the Purchaser Schedules or prevent or cure any misrepresentation, breach of warranty or breach of covenant.

        6.7    Cooperation of Independent Accountants.     At Purchaser's request, CSERV shall use commercially reasonable efforts, and the Stockholders shall use commercially reasonable efforts to cause CSERV, to cause its accountants or lawyers, to provide assistance, to Purchaser, its affiliates and successors and Purchaser's independent accountants or lawyers in connection with the filing of any (i) registration statement under the Securities Act and (ii) periodic or current reports required to be filed by Purchaser pursuant to the Exchange Act.

        6.8    Consulting and Non-Competition Agreements.     Prior to the Closing, each Shareholder listed on Exhibit A shall deliver to Purchaser a duly executed Consulting Agreement between the Australian Companies he is a principal to and Shareholders shall use all reasonable efforts to deliver or cause to be delivered to Purchaser a duly executed Consulting Agreement from each individual listed on Exhibit A. Prior to Closing, Shareholders and such companies shall deliver duly executed Consulting Agreements.

        6.9    Contingent Payment Agreements.     CSERV and the Shareholders shall use all reasonable efforts to cause any other existing obligation of CSERV to make payments to any individual or entity based upon the financial performance of CSERV to be terminated as of immediately prior to the Closing and shall obtain a release from each such individual or entity releasing Purchaser and CSERV and their respective subsidiaries against any and all claims arising out of such contingent payment arrangement.

        6.10    Director Resignations.     Each Shareholder who is a director, by signature below, hereby tenders resignation from the CSERV Board of Directors, effective on the Closing. Each Shareholder who has the right to appoint and remove a director shall take all measures to remove all directors elected by such Shareholder effective on the Closing.

        6.11    Release.     As of and following the Closing, each Shareholder, on behalf of himself, herself or itself, as the case may be, and his, her or its respective heirs, family members, executors, successors and assigns, hereby fully and forever releases CSERV, and their respective officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns (collectively, the "Released Parties"), from, and agrees not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that he, she or it may possess arising from any omissions, acts or facts that have occurred up until the Closing (other than with respect to claims for payment of ordinary course salary not in arrears as of the date hereof), including:

  (a)
  any and all claims arising under Shareholder's employment arrangements or employment relationship with CSERV and its respective subsidiaries;

  (b)
  any and all claims arising under that certain Stockholder's Agreement; and

  (c)
  any and all claims relating to, or arising from, Shareholder's acquisition of shares of stock.

        Shareholder agrees that the releases set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. Each Shareholder represents that he, she or it, as the case may be, is not aware of any claims against the Released Parties other than the claims released by this Agreement. Each Shareholder acknowledges that he, she or it, as the case may be, has been advised by legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

        Shareholder, being aware of said code section, agrees to expressly waive any rights he, she or it, as the case may be, may have thereunder, as well as under any other statute or common law principles of similar effect.

        6.12    Termination of Employment, Contingent Payment and Buyback Arrangements.     If and to the extent a Shareholder is a party to any employment arrangement with CSERV or any of its subsidiaries, the CSERV Stockholder's Agreement, a Contingent Payment Arrangement and/or a Buyback Arrangement, such Shareholder agrees that such employment arrangement, CSERV Stockholder's Agreement, Contingent Payment Arrangement or Buyback Arrangement, as the case may be, shall terminate and be of no further force effect at and following the Closing.

ARTICLE 7.

CONDITIONS TO THE PURCHASE AND SALE OF THE SHARES

        7.1    Conditions to Obligations of the Parties.     The respective obligations of each party to this Agreement to the purchase and sale of the securities set forth in Section 1 shall be subject to the satisfaction at or prior to the Closing of the following conditions:

  (a)
  No Injunctions or Restraints; Illegality.    No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transaction contemplated by this Agreement shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated hereby, which makes the consummation of the transactions contemplated hereby illegal.

  (b)
  Permits.    All approvals from government authorities which are appropriate or necessary for the consummation of the transactions contemplated by this Agreement, shall have been obtained.

        7.2    Conditions to Obligations of Purchaser.     The obligation of Purchaser to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Purchaser:

  (a)
  Representations and Warranties.    Each representation and warranty of CSERV and the Shareholders contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date except, (A) in each case, or in the aggregate, as does not constitute a Material Adverse Effect on CSERV or materially affect any of the Shareholders' ability to consummate the transactions contemplated hereby; provided, however, such Material Adverse Effect qualification shall be inapplicable with respect to the representations and warranties contained in Section 2.2, the first three sentences of Section 2.4(a), Section 3.1 and the first three sentences of Section 3.2(a) (which representations and warranties shall have been, and shall be, true and correct in all respects)

    and (B) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct (subject to the qualifications set forth in the preceding clause (A)) as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the CSERV Schedules made or purported to have been made after the execution of this Agreement shall be disregarded). Purchaser shall have received a certificate with respect to the foregoing signed on behalf of CSERV by an authorized executive officer of CSERV.

  (b)
  Agreements and Covenants.    CSERV and the Shareholders shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and Purchaser shall have received a certificate to such effect signed on behalf of CSERV by an authorized executive officer of CSERV.

  (c)
  Consulting and Non-Competition.    Each of the individuals set forth on Exhibit A shall have entered into the Consulting Agreement, and such agreements shall be in full force and effect.

  (d)
  Third Party Consents.    The consents, waivers and approvals listed in the CSERV Schedules shall have been obtained.

  (e)
  Consulting Agreement.    JAROLUIN PTY LTD and MUSHROOM SYSTEMS INTERNATIONAL PTY LTD shall have entered into the Consulting Agreement, and such agreement shall be in full force and effect.

        7.3    Conditions to the Obligations of the Shareholders.     The obligations of the shareholders to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Shareholders acting together:

  (a)
  Representations and Warranties.    Each representation and warranty of Purchaser contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date except, (A) in each case, or in the aggregate, as does not constitute a Material Adverse Effect on Purchaser; provided, however, such Material Adverse Effect qualification shall be inapplicable with respect to the representations and warranties contained in the first three sentences of Section 4.1(a) and Section 4.7 (which representations and warranties shall have been, and shall be, true and correct in all respects) and (B) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct (subject to the qualifications set forth in the preceding clause (A)) as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Purchaser Schedules made or purported to have been made after the execution of this Agreement shall be disregarded). The Shareholders shall have received a certificate with respect to the foregoing signed on behalf of Purchaser by an authorized executive officer of Purchaser.

  (b)
  Agreements and Covenants.    Purchaser shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and the Shareholders shall have received a certificate to such effect signed on behalf of Purchaser by an authorized executive officer of Purchaser.

ARTICLE 8.

SURVIVAL OF REPRESENTATIONS AND WARRANTIES

        8.1    Survival of Representations and Warranties.     All representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing and continue until 5:00 p.m., California time, on the first anniversary of the Closing Date (the "Expiration Date").

        8.2    Indemnification.

  (a)
  Indemnification.    The Shareholders shall severally indemnify Purchaser for any claims, losses, liabilities, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses and expenses of investigation and defense, net of any benefits or proceeds of insurance (hereinafter individually a "Loss" and collectively "Losses") incurred by Purchaser, its officers, directors, or affiliates (including CSERV) as a result of (i) any inaccuracy or breach of a representation or warranty of CSERV or the Shareholders contained herein (as modified by CSERV Schedules) or (ii) any failure by CSERV to perform or comply with any covenant contained herein. Purchaser, CSERV and the Shareholders each acknowledge that such Losses, if any, would relate to unresolved contingencies existing at the Closing Date, which if resolved at the Closing Date would have led to a reduction in the aggregate Total Consideration. Nothing herein shall limit the liability of CSERV or the Shareholders for any breach of any representation, warranty or covenant if the transactions contemplated hereby do not close.

  (b)
  Third-Party Claims.    In the event Purchaser becomes aware of a third-party claim, which Purchaser believes may result in an indemnity claim (including those relating to Taxes), Purchaser shall promptly notify the Shareholder Agent of such claim, and the Shareholder Agent, as representative for the former Shareholders shall be entitled, at the former Shareholders' expense, to participate in any defense of such claim. Purchaser shall have the right in its sole discretion to settle any such claim. In the event that the Shareholder Agent has consented (which consent shall not be unreasonably withheld) to any such settlement or in the event the Shareholder Agent unreasonably withheld its consent, neither the Shareholder Agent nor any Shareholder shall have power or authority to object under any provision of this Article 8 to the amount of any such claim by Purchaser.

  (c)
  No Right to Indemnity or Contribution.    The Shareholders shall have no contribution, indemnity or similar right against CSERV with respect to any claim by the Purchaser for indemnification pursuant to this Article 8.

ARTICLE 9.

TERMINATION, AMENDMENT AND WAIVER

        9.1    Termination.     Except as provided in Section 9.2 below, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Effective Time:

  (a)
  by mutual consent of each of the parties hereto (other than the Shareholder Agent);

  (b)
  by Purchaser or CSERV and the Shareholders acting together if: (i) the Effective Time has not occurred by the date that is 100 days following but not including the date of this Agreement (the "End Date"); provided, however, that the right to terminate this Agreement under this Section 9.1(b)(i), shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the transactions contemplated by this Agreement to occur on or before such date and such action or failure to act constitutes a breach of this Agreement; (ii) there shall be a final nonappealable order of a federal or state court or governmental entity in effect preventing consummation of the transactions contemplated by this Agreement; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transactions contemplated by this Agreement by any Governmental Entity that would make consummation of the transaction contemplated by this Agreement illegal;

  (c)
  by Purchaser if there shall be any action taken other than by Purchaser or at Purchaser's behest, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transactions contemplated by this Agreement by any Governmental Entity, which would: (i) prohibit Purchaser's ownership or operation of any portion of the business of CSERV or (ii) compel Purchaser to dispose of or hold separate all or a portion of the business or assets of CSERV or Purchaser as a result of the transactions contemplated hereby;

  (d)
  by Purchaser, upon a breach of any representation, warranty, covenant or agreement on the part of CSERV or any Shareholder set forth in this Agreement, or if any representation or warranty of CSERV or any Shareholder shall have become untrue, in either case such that the conditions set forth in Section 7.2(a) or Section 7.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that if such inaccuracy in CSERV's or any Shareholder representations and warranties or breach by CSERV or any Shareholder is curable by CSERV or the Shareholder, as the case may be, through the exercise of either of his, her or its commercially reasonable efforts, then Purchaser may not terminate this Agreement under this Section 9.1(d) prior to the End Date, provided CSERV or such Shareholder, as the case may be, continues to exercise commercially reasonable efforts to cure such breach (it being understood that Purchaser may not terminate this Agreement pursuant to this Section 9.1(d) if it shall have materially breached this Agreement or if such breach by CSERV or such Shareholder, as the case may be, is cured prior to the End Date);

  (e)
  by CSERV and the Shareholders acting together, upon a breach of any representation, warranty, covenant or agreement on the part of Purchaser set forth in this Agreement, or if any representation or warranty of Purchaser shall have become untrue, in either case such that the conditions set forth in Section 7.3(a) or Section 7.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Purchaser's representations and warranties or breach by Purchaser is curable by Purchaser through the exercise of its commercially reasonable efforts, then CSERV and the Shareholders may not terminate this Agreement under this Section 9.1(e) prior to the End Date, provided Purchaser continues to exercise commercially reasonable efforts to cure such breach (it being understood that CSERV and the Shareholders may not terminate this Agreement pursuant to this Section 9.1(e) if any of them shall have materially breached this Agreement or if such breach by the Purchaser is cured prior to the End Date).

  (f)
  By Purchaser at its sole discretion upon the conclusion of its due diligence process.

Where action is taken to terminate this Agreement pursuant to this Section 9.1, it shall be sufficient (and required) for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

        9.2    Effect of Termination.     In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Purchaser, CSERV, the Shareholders or their respective officers, directors, shareholders or stockholders provided, however, that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided, further, that the provisions of Sections 6.3, this Section 9.2 and

Article 10 of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

        9.3    Amendment.     Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided, however, execution by the Shareholder Agent shall only be required for amendments relating to Article 8 hereof.

        9.4    Extension; Waiver.     At any time prior to the Closing, Purchaser, CSERV and the Shareholders may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

ARTICLE 10.

GENERAL PROVISIONS

        10.1    Notices.     Every notice, consent and other communications required or permitted to be given hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), provided, however, that notices sent by mail will not be deemed guaranteed received:

  (a)
  if to Purchaser to:

      Amazing Technologies Corp.
      23 Corporate Plaza
      Suite 200
      Newport Beach, California 92660
      Telephone No.: (949) 706 7845
      Facsimile No.: (949) 706 7854

    with a copy to:

      Simon Arkell
      President/CEO
      29881 White Otter Lane,
      Laguna Niguel, CA 92677 USA

  (b)
  if to CSERV to:

      Hanson Prince Pty, Ltd.—Trading as Cserv
      Level 23, 127 Creek Street
      Brisbane QLD 4000
      Australia

    with a copy to:

      Ross Hanson
      7A Bulimba St.
      Bulimba, Qld. 4171, Australia

  (c)
  if to the Shareholders, to:

      Ross Hanson
      7A Bulimba St.
      Bulimba, Qld. 4171, Australia

    with a copy to:

      Warwick Prince
      8 Bolton Close
      Brookfield Qld. 4069, Australia

        10.2    Interpretation.     The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "knowledge" when used herein with respect to a corporation means the actual knowledge of any of the officers or directors of the corporation. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        10.3    Counterparts.     This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

        10.4    Entire Agreement; Assignment.     This Agreement, the Exhibits hereto, the CSERV Schedules and the Purchaser Schedules, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) may not be assigned unless agreed to by the other parties hereto, except that Purchaser may assign its rights and delegate its obligations hereunder to majority-owned subsidiaries of Purchaser provided that Purchaser remains contingently liable.

        10.5    Severability.     In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        10.6    Other Remedies.     Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

        10.7    Governing Law.     This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the non-exclusive jurisdiction and venue of any federal or state court within the Central District, of the Federal Court in the State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

        10.8    Rules of Construction.     The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

        10.9    Attorneys' Fees.     If any action or other proceeding relating to the enforcement of any provision of this Agreement is brought by any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

        IN WITNESS WHEREOF, Purchaser, CSERV, the Shareholders have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.

AMAZING TECHNOLOGIES CORP.		HANSON PRINCE PTY. LTD. dba CSERV
By:	/s/ SIMON ARKELL	By:	/s/ ROSS HANSON
Title:	C.E.O.	Title:	C.E.O.
Date		Date

SHAREHOLDERS
Ross A Hanson		Warwick A Prince
By:	/s/ ROSS A. HANSON	By:	/s/ WARWICK A. PRINCE
Title:		Title:

Date		Date

***CSERV STOCK PURCHASE AGREEMENT***

EXHIBIT A

LIST OF SHAREHOLDERS AND PAYMENTS

Warwick Anthony Prince (50 shares)

Ross Andrew Hanson (50 shares)

EXHIBIT B

Mushroom Systems International Pty Ltd CONSULTING AGREEMENT

EXHIBIT C

Jaroluin Pty. Ltd. CONSULTING AGREEMENT

EXHIBIT D

CSERV SCHEDULES

  •
  2.1(a)

  •
  2.2(a)

  •
  2.4(a)

  •
  2.7(b)

  •
  2.7(k)

  •
  2.12

  •
  2.13

  •
  Contracts, Licenses and Agreements

QuickLinks

TABLE OF CONTENTS
STOCK PURCHASE AGREEMENT
ARTICLE 1. PURCHASE AND SALE OF THE SECURITIES
  1.1 Purchase and Sale of the Securities.
  1.2 Closing.
  1.3 Closing Deliveries.
  1.4 Further Assurances.
ARTICLE 2. REPRESENTATIONS AND WARRANTIES OF CSERV AND THE SHAREHOLDERS
  2.1 Organization of CSERV.
  2.2 CSERV Capital Structure.
  2.3 Obligations With Respect to Capital Stock.
  2.4 Authority; Non-Contravention.
  2.5 Taxes.
  2.6 Title to Properties; Absence of Liens and Encumbrances.
  2.7 Intellectual Property.
  2.8 Compliance; Permits; Restrictions.
  2.9 Litigation.
  2.10 Brokers' and Finders' Fees.
  2.11 Employee Benefit Plans.
  2.12 Agreements, Contracts and Commitments.
  2.13 Insurance.
  2.14 Contingent Payment Arrangements.
ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF EACH SHAREHOLDER
  3.1 Ownership of Shares.
  3.2 Authority; Non-Contravention.
  3.3 Investment Representations.
ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF PURCHASER
  4.1 Authority; Non-Contravention.
  4.2 Organization of Purchaser.
  4.3 Purchaser SEC Filings; Financial Statements.
  4.4 No Material Adverse Change.
  4.5 Brokers' and Finders' Fees.
  4.6 Corporate Approvals.
  4.7 Share Issuance.
ARTICLE 5. CONDUCT PRIOR TO THE CLOSING DATE
  5.1 Conduct of Business of CSERV.
  5.2 Exclusivity.
ARTICLE 6. ADDITIONAL AGREEMENTS
  6.1 Restrictions on Transfer
  6.2 Access to Information.
  6.3 Expenses.
  6.4 Consents.
  6.5 Reasonable Efforts.
  6.6 Notification of Certain Matters.
  6.7 Cooperation of Independent Accountants.
  6.8 Consulting and Non-Competition Agreements.
  6.9 Contingent Payment Agreements.
  6.10 Director Resignations.
  6.11 Release.
  6.12 Termination of Employment, Contingent Payment and Buyback Arrangements.
ARTICLE 7. CONDITIONS TO THE PURCHASE AND SALE OF THE SHARES
  7.1 Conditions to Obligations of the Parties.
  7.2 Conditions to Obligations of Purchaser.
  7.3 Conditions to the Obligations of the Shareholders.
ARTICLE 8. SURVIVAL OF REPRESENTATIONS AND WARRANTIES
  8.1 Survival of Representations and Warranties.
  8.2 Indemnification.
ARTICLE 9. TERMINATION, AMENDMENT AND WAIVER
  9.1 Termination.
  9.2 Effect of Termination.
  9.3 Amendment.
  9.4 Extension; Waiver.
ARTICLE 10. GENERAL PROVISIONS
  10.1 Notices.
  10.2 Interpretation.
  10.3 Counterparts.
  10.4 Entire Agreement; Assignment.
  10.5 Severability.
  10.6 Other Remedies.
  10.7 Governing Law.
  10.8 Rules of Construction.
  10.9 Attorneys' Fees.
EXHIBIT A LIST OF SHAREHOLDERS AND PAYMENTS
EXHIBIT B Mushroom Systems International Pty Ltd CONSULTING AGREEMENT
EXHIBIT C Jaroluin Pty. Ltd. CONSULTING AGREEMENT
EXHIBIT D CSERV SCHEDULES